Exhibit 10.1

MODIFICATION AGREEMENT

FOR

PRODUCT SHARING CONTACT

FOR

EXPLOITATION OF COALBED METHANE RESOURCES

IN SHOUYANG AREA,

SHANXI PROVINCE, THE PEOPLE’S REPUBLIC OF CHINA

THIS MODIFICATION AGREEMENT (“Modification Agreement”) is made and entered into on this the 24th day of April, 2007 by and among China United Coalbed Methane Corporation Ltd. (“CUCBM”), a company organized and existing under the laws of the People’s Republic of China, having its headquarters domiciled in Beijing, the People’s Republic of China; and ConocoPhillips China Inc., a company organized and existing under the laws of Liberia, having its headquarters domiciled in Beijing (“CPCI”); and Far East Energy (Bermuda), Ltd., a company organized and existing under the laws of Bermuda, having its headquarters domiciled in Houston, Texas, USA (“FEEB”).

WITNESSETH:

WHEREAS, CUCBM and Phillips China Inc, predecessor in interest to CPCI, entered into that certain Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002 (the “Contract”). The Contract was approved by the Ministry of Foreign Trade and Economic Cooperation, predecessor of Ministry of Commerce, on June 28, 2002; and

WHEREAS, with the consent and approval of CUCBM and the Ministry of Commerce of the People’s Republic of China, dated March 22, 2004, CPCI assigned to Far East Energy Corporation (“FEEC”) a net, undivided seventy percent (70%) Participating Interest in and under the Contract and all rights of operatorship thereunder by Assignment Agreement dated June 17, 2003; and

WHEREAS, with the consent and approval of CUCBM and the Ministry of Commerce of the People’s Republic of China, dated April 30, 2006, FEEC assigned to FEEB, FEEC’s wholly-owned subsidiary, all of its Participating Interest in and under the Contract and all of its rights of operatorship thereunder by Amendment Agreement dated June 27, 2005; and

WHEREAS, CPCI and FEEB entered into that certain Shouyang Farmout Agreement, dated June 17, 2003, whereby CPCI elected to assign its retained net, undivided thirty percent (30%) participating interest in and under the Contract to FEEB by way of that certain Assignment Agreement dated January 31, 2007; and

WHEREAS, CUCBM consents to the Assignment Agreement by and between CPCI and FEEB dated January 31, 2007; and

WHEREAS, the exploration period of the Contract, as provided by Article 4.2 of the Contract, expires on June 30, 2007, but the Parties desire that the exploration period of the Contract shall be extended from July 1, 2007 to June 30, 2009.

NOW, THEREFORE, the Parties hereby agree to modify the Contract as follows:

1.	The title page to the Contract is hereby amended by deleting the reference to “PHILLIPS CHINA INC.”

2.	The Preamble to the Contract, the fifth line, shall be amended by removing the following reference to Phillips China Inc:

“Phillips China Inc., a company organized and existing under the laws of Liberia, having its principal place of business in Beijing”

3.	In Article 4.2, the sentence “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into three (3) phases and shall consist of five (5) consecutive Contract Years,…….” shall be modified to read “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into three (3) phases and shall consist of seven (7) consecutive Contract Years, ….”

4.	In Article 4.2, the sentence “the third phase of two (2) Contract Years (the fourth Contract Year through the fifth Contract Year)…” shall be modified to read “the third phase of four (4) Contract Years (the fourth Contract Year through the seventh Contract Year)...”

5.	To add the following Article 26.7 in Article 26 of the Contract to be effective upon and after the date of this Modification Agreement:

26.7	Notwithstanding the provisions in Article 26.6 hereof, if the Contractor obviously fails to perform any of the following obligations, after CUCBM has given written notice with specifics of such default to the Contractor and the Contractor fails to cure its default within sixty (60) days of receipt of the notice, CUCBM shall have the right to terminate the Contract.

26.7.1	Payment of the signature fee pursuant to Article 29.5 hereof; or

26.7.2	Fulfillment of the minimum exploration work expenditures for the Contract Area in each year as required by the relevant Chinese laws and regulations applying as of the date of this Modification Agreement; or

26.7.3

Payment on schedule of the assistance fee pursuant to Article 5.2.14.3 of Annex II attached hereto, and the fees of exploration right and the mining right pursuant to Article 5.2.20 of Annex II attached hereto, payment on schedule of the personnel costs and other expenses pursuant to Article 18.3.1 hereof and Annex III attached hereto as well as training of the Chinese Personnel pursuant to Article 16.6 hereof.

6.	Article 29.2 of the Contract is hereby amended by deleting the name and the address of Phillips China Inc under the section for “Address of the representative of the Contractor.”

7.	Article 29.4 of the Contract, the third line, is hereby amended by deleting reference to Phillips China, Inc. and further amended to read as follows:

“(I) Far East Energy (Bermuda), Ltd.                 100%”

Except for the provisions as expressly stipulated and revised in this Modification Agreement, all other provisions of the Contract shall remain unchanged, effective, and fully applicable.

This Modification Agreement shall be written in both Chinese and English in accordance with the provisions of Article 28.1 of the Contract, and both versions shall have equal force and effect.

This Modification Agreement, as a supplementary document to the Contract, shall be an integral part of the Contract and shall be effective from the day of the approval by the Ministry of Commerce of the People’s Republic of China.

IN WITNESS WHEREOF, this Modification Agreement is signed on the first above-mentioned date by the authorized representatives of each Party hereto.

CHINA UNITED COALBED METHANE CORPORATION LTD.

By:	/s/ Lin Jian Hao
Name:	Lin Jian Hao
Title:	Vice President
Date:	April 24, 2007

CONOCOPHILLIPS CHINA INC.

By:	/s/ Yng – Jon Joe Huang
Name:	Yng – Jon Joe Huang
Title:	VP of COPC
Date:	April 24, 2007

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Jeff R. Brown
Name:	Jeff Reed Brown
Title:	Person in Charge/President of FEEB
Date:	April 24, 2007

4